Press Release

WHITESTONE REIT ANNOUNCES OPERATING RESULTS FOR THIRD QUARTER 2014

- Same Store Net Operating Income Growth of 11% -
- Funds From Operations Core Increased $1.8 Million, to $0.30 per share, compared to $0.29 -
- Property Net Operating Income Improved 28.1%, to $12.1 Million -
- Leased 226,645 Square Feet Adding $15.0 Million in Lease Value
- Tightened 2014 Guidance Ranges -
- Expanded Unsecured Credit Facility to $500 Million -

Houston, Texas, November 7, 2014 - Whitestone REIT (NYSE: WSR - Whitestone or the Company), a fully integrated real estate investment trust that owns, re-develops, leases, manages, and operates Community Centered PropertiesTM, announced its financial results for the third quarter of 2014.

James C. Mastandrea, Chairman and Chief Executive Officer of Whitestone, stated, "Our third quarter results again demonstrate the positive impact Whitestone is deriving from solid internal growth augmented by our ongoing accretive acquisitions in high growth markets. Strong same store NOI growth of 11% is due to our focus on tenants that provide services to the residents in the communities where our properties are located and the improved performance of our community centers in supporting our ability to increase rents."

Mastandrea added, "We continue to acquire ‘off market’ value-add properties, from a pipeline of properties in high growth markets in Texas and Arizona utilizing our unsecured line of credit which was recently expanded to $500 million. As we continue our ‘property-by-property’ repositioning, re-developing, and re-tenanting strategy, as well as our acquisition initiatives, we expect that occupancies, revenue, and NOI will increase resulting in strong operating results for the balance of the year and beyond.”

Financial Results: Third Quarter 2014 Compared to Third Quarter 2013

•	Funds From Operations ("FFO") Core increased 35%, or approximately $1.8 million, to $6.9 million from $5.1 million.

•
FFO Core per diluted common share and Operating Partnership ("OP") unit was $0.30, as compared to $0.29 per diluted common share and OP unit for the same period of 2013. FFO Core excludes non-cash share-based compensation expense related to the expected vesting of restricted share and unit grants of $1.5 million and $0.8 million, or $0.06 and $0.05 per diluted common share and OP unit in the third quarter of 2014 and 2013, respectively. FFO Core also excludes acquisition expenses of $0.4 million and $0.1 million in the third quarter of 2014 and 2013, respectively.

•
FFO increased 26% to $5.1 million in the third quarter. FFO per diluted common share and OP unit was $0.22 in the third quarter 2014, as compared to $0.23 per diluted common share and OP unit for the third quarter 2013.

•	Net Income was $1.1 million, or $0.05 per diluted common share, as compared to $0.6 million, or $0.04 per diluted common share in the prior year.

•	Total revenues increased 16% to $18.9 million, compared to $16.3 million.

•	Property net operating income ("NOI") grew by 27% to $12.1 million, as compared to $9.5 million.

•	Same store NOI of $10.5 million increased by 11%, from $9.5 million.

Leasing Activity

The leasing team signed 82 leases totaling 226,645 square feet in new, expansion, and renewal leases in the third quarter of 2014, as compared to 98 leases totaling 260,371 square feet in the third quarter of 2013. The average lease size in the third quarter of 2014 was 2,764 square feet with the total lease value added increasing 15.4%, to $15.0 million, compared to the third quarter of 2013.

The Company's total occupancy was 85.8% as of the end of the third quarter 2014, up 77 basis points from prior year and down 22 basis points from the second quarter of 2014. The physical occupancy of the Operating Portfolio, which excludes new acquisitions and properties that are undergoing significant redevelopment or re-tenanting, was 85.7% as of September 30, 2014, compared to 85.9% and 86.0% in the prior year and previous quarter, respectively.

Acquisition Activity

During the third quarter of 2014, Whitestone completed two acquisitions of Community Centered PropertiesTM in San Antonio and Fort Worth, Texas.

•
On July 1, 2014, the Company acquired Heritage Trace Plaza, in Fort Worth, Texas, for approximately $20.1 million in cash and net prorations. The 70,431 square foot property was 98% leased at the time of purchase. Proceeds from Whitestone's credit facility of $20.0 million were used for the acquisition.

•
On September 19, 2014, the Company acquired The Strand at Huebner Oaks in the northwest submarket of San Antonio, Texas. The Strand is a 90% leased, family-focused property containing 73,920 square feet of leasable area on 8.2 acres. Proceeds from Whitestone's credit facility of $18.0 million funded the acquisition.

Subsequent Events

On November 7, 2014, Whitestone REIT entered into a $500 million unsecured credit facility (the "Facility"), amending its current facility of $175 million. The amended and restated credit facility more than doubles the existing facility, extends the current maturity, improves the overall terms including improvement of the capitalization rate used for valuation from 9% to 8.0% for Houston legacy assets and 7.5% for all other assets, and improves overall pricing by 35bps to 55bps, based on corporate leverage levels. The Facility is comprised of three tranches:

•	$400 million unsecured revolving credit facility (the “Revolver”)

•	$50 million unsecured term loan (the “Term Loan 1”), and

•	$50 million unsecured term loan (the “Term Loan 2”).

The Facility includes an accordion feature that will allow the Facility to further increase to $700 million, upon satisfaction of certain conditions, including obtaining additional commitments from lenders. Pricing for the Revolver and Term Loans is based on corporate leverage levels and is priced at 1.40% to 1.95% on the Revolver and 1.35% to 1.90% on the two Term Loans. The Revolver and Term Loan 2 will mature on November 7, 2018, with an option to extend for one additional year to November 5, 2019. The maturity date on Term Loan 1 remains unchanged at February 17, 2017.

On November 5, 2014, the Company completed the acquisitions of Fulton Ranch Towne Center for $29.3 million, and The Promenade at Fulton Ranch for $18.6 million. The Fulton Ranch Towne Center acquisition totals 113,281 square feet of leasable area on 34.8 acres, with current occupancy of 86.3%. The Promenade at Fulton Ranch acquisition totals 98,792 square feet of leasable area on 14.3 acres. Occupancy of the center is currently 76%.
Both properties are located in Chandler, Arizona. Proceeds from Whitestone's credit facility of $48.0 million funded the combined acquisitions.

Community Centered PropertiesTM Portfolio Statistics

As of September 30, 2014, Whitestone owned 62 Community Centered PropertiesTM with 5.1 million square feet of gross leasable area, including six development land parcels, located in five of the top markets in the United States in terms of population growth: Houston, Dallas-Fort Worth, San Antonio, Phoenix and Chicago.

The Company's strategic efforts target entrepreneurial tenants that provide services to the surrounding neighborhood at each Community Centered PropertyTM. These tenants tend to occupy smaller spaces (less than 3,000 square feet) and as of September 30, 2014, provided a 47% premium rental rate compared to Whitestone's larger space tenants. As of September 30, 2014, the Company serviced 1,272 tenants throughout its portfolio. No single tenant accounted for more than 1.8% of the Company's annualized base rental revenues as of September 30, 2014.

Balance Sheet and Liquidity

As of September 30, 2014, Whitestone had $303.9 million of real estate debt. Real estate debt as a percentage of total market capitalization was 48% as of September 30, 2014 and the Company's ratio of EBITDA to interest expense, excluding amortization of loan fees, was 3.1x in the third quarter of 2014.

Whitestone had 43 properties unencumbered by mortgage debt as of September 30, 2014, with an undepreciated cost basis of $366.4 million. The total undepreciated value of the Company's real estate assets and real estate indebtedness was $585.7 million and $546.3 million as of September 30, 2014 and December 31, 2013, respectively. As of September 30, 2014, $204.0 million, or approximately 67%, of the Company's debt was subject to fixed interest rates. The Company's weighted average interest rate on all debt and on fixed-rate debt as of the end of the third quarter of 2014 was 3.4% and 3.9%, respectively.

At quarter end, Whitestone had $6.3 million of cash available on its balance sheet and $24.9 million of available capacity under its credit facility.

For the third quarter ended September 30, 2014, under the Company's on-going At-The-Market equity distribution program, the Company sold 78,107 common shares, generating net proceeds of approximately $1.2 million.

Dividend

The Company declared a quarterly cash distribution of $0.285 per common share and OP unit for the fourth quarter of 2014, paid or to be paid in three equal installments of $0.095 in October, November and December. The dividend amount per share has remained the same since the distribution paid on July 8, 2010.

Earnings Guidance

Whitestone is updating its 2014 guidance:

•	FFO Core in the range of $1.16 to $1.18 per diluted share and OP unit;

•	FFO in the range of $0.91 to $0.93 per diluted share and OP unit; and

•	EPS in the range of $0.23 to $0.25 per diluted share. Guidance for EPS excludes gains on real estate transactions.

Additional information on the Company's 2014 financial outlook and a reconciliation of expected net income attributable to common shareholders to expected FFO and FFO Core are included in the financial tables accompanying this press release.

Webcast and Conference Call

Whitestone will host a webcast and conference call for investors and other interested parties on Monday, November

10, 2014 at 11:30 A.M. (Eastern Time). Interested parties can listen to the call live on the internet through the Investor Relations section of the Company's website, www.whitestonereit.com, using the News/Events Press Releases tab. The call is also accessible via telephone by dialing 1-888-500-6973 for domestic participants or 1-719-457-2657 for international participants. Listeners should go to the website at least 15 minutes prior to the call to download and install any necessary audio software. Those dialing in should call in at least five to ten minutes prior to the start.

The conference call will be recorded and a telephonic replay will be available through November 24, 2014, by dialing 1-877-870-5176 for domestic listeners or 1-858-384-5517 for international listeners and entering the pass code 6399033. Additionally, a replay of the call will be available on the Company's website until its next earnings release.

The earnings release and supplemental data package will be located in the Investor Relations section of the website on the News/Events - Press Releases tab. For those without internet access, the third quarter earnings release and supplemental data package will be available by mail upon request. To receive a copy, please call the Company's Investor Relations line at (713) 435-2219.

About Whitestone REIT

Whitestone REIT (NYSE:WSR) is a fully integrated real estate investment trust ("REIT") that owns, operates and redevelops Community Centered PropertiesTM. Whitestone focuses on value creation in its community centers, concentrating on local service-oriented tenants that comprise approximately 70% of its tenants. Whitestone's diversified tenant base provides service offerings including medical, education, casual dining, and convenience services. The largest of its 1,272 tenants comprised less than 1.8% of its annualized base rental revenues as of September 30, 2014. Founded in 1998, the Company is internally managed with a portfolio of 62 commercial properties in Texas, Arizona, and Illinois. For additional information about the Company, please visit www.whitestonereit.com. The Investor Relations section of the Company's website contains filings made with the Securities and Exchange Commission, news releases and financial reports.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company intends for all such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such information is subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by the Company's use of forward-looking terminology, such as "may," "will," "plan," "expect," "intend," "anticipate," "believe," "continue" or similar words or phrases that are predictions of future events or trends and which do not relate solely to historical matters. Examples of such statements in this press release include, but are not limited to, the strength of the Company's leasing portfolio and lease renewal activities.

The following are some of the factors that could cause the Company's actual results and its expectations to differ materially from those described in the Company's forward-looking statements: the Company's ability to meet its assumptions regarding its earnings guidance, including its ability to execute effectively its acquisition and disposition strategy, to continue to execute its development pipeline on schedule and at the expected costs, and its ability to grow its NOI as expected, which could be impacted by a number of factors, including, among other things, its ability to continue to renew leases or re-let space on attractive terms and to otherwise address its leasing rollover; the Company's ability to successfully identify and consummate suitable acquisitions; current adverse market and economic conditions; lease terminations or lease defaults; the impact of competition on the Company's efforts to renew existing leases; changes in the economies and other conditions of the specific markets in which the Company operates; economic and regulatory changes; the success of the Company's real estate strategies and investment objectives; the Company's ability to continue to qualify as a REIT under the Internal Revenue Code; and other factors detailed in the Company's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents the Company files with the Securities and Exchange Commission.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company cannot guarantee the accuracy of any such forward-looking statements contained in this press release, and the Company does not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measures

This release contains the supplemental financial measures that are not calculated pursuant to U.S. generally accepted accounting principles ("GAAP") including FFO, FFO Core, NOI and EBITDA. Following are explanations and reconciliations of these metrics to their most comparable GAAP metric.

FFO: Management believes that FFO is a useful measure of the Company's operating performance. The Company computes FFO as defined by the National Association of Real Estate Investment Trusts, ("NAREIT"), which states that FFO should represent net income available to common shareholders (computed in accordance with GAAP) excluding gains or losses from sales of operating assets, impairment charges and extraordinary items, plus depreciation and amortization of operating properties, including the Company's share of unconsolidated real estate joint ventures and partnerships. FFO does not represent cash flows from operating activities determined in accordance with GAAP and should not be considered an alternative to net income as an indication of the Company's performance or to cash flow from operations as a measure of liquidity or ability to make distributions and service debt.

Management considers FFO a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, management believes that FFO provides a more meaningful and accurate indication of the Company's performance and useful information for the investment community to compare Whitestone to other REITs since FFO is generally recognized as the industry standard for reporting the operations of REITs.

Other REITs may use different methodologies for calculating FFO, and accordingly, the Company's FFO may not be comparable to other REITs. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding OP units for the periods presented.

FFO Core: Management believes that the computation of FFO in accordance with NAREIT's definition includes certain non-cash and non-comparable items that affect the Company's period-over-period performance. These items include, but are not limited to, legal settlements, non-cash share-based compensation expense, rent support agreement payments received from sellers on acquired assets and acquisition costs. In addition, the Company believes that FFO Core is a useful supplemental measure for the investing community to use in comparing the Company to other REITs as many REITs provide some form of adjusted or modified FFO. However, other REITs may use different adjustments, and the Company's FFO Core may not be comparable to the adjusted or modified FFO of other REITs.

NOI: Management believes that NOI is a useful measure of the Company's property operating performance. The Company defines NOI as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes). Because NOI excludes general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets and capital expenditures and leasing costs, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. The Company uses NOI to evaluate its operating performance since NOI allows the Company to evaluate the impact of factors, such as occupancy levels, lease structure, lease rates and tenant base, have on the Company's results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about the Company's property and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of property performance in the real estate industry. However, NOI should not be viewed as a measure of the Company's overall financial performance since it does not reflect general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets, and the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties. Other REITs may use different methodologies for calculating NOI, and accordingly, the Company's NOI may not be comparable to that of other REITs.

EBITDA: Management believes that EBITDA is an appropriate supplemental measure of operating performance to net income attributable to the Company. The Company defines EBITDA as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes) and general and administrative expenses. Management believes that EBITDA provides useful information to the investment community about the Company's operating performance when compared to other REITs since EBITDA is generally recognized as a standard measure. However, EBITDA should not be viewed as a measure of the Company's overall financial performance since it does not reflect depreciation and amortization, involuntary conversion, interest expense, provision for income taxes, gain or loss on sale or disposition of assets, and the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties. Other REITs may use different methodologies for calculating EBITDA and, accordingly, the Company's EBITDA may not be comparable to other REITs.

Contact Whitestone REIT:

Suzy Taylor, Director of Investor Relations
(713) 435-2219 STaylor@whitestonereit.com

Whitestone REIT and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	September 30, 2014	December 31, 2013
	(unaudited)
ASSETS
Real estate assets, at cost
Property	$585,741	$546,274
Accumulated depreciation	(70,962)	(66,008)
Total real estate assets	514,779	480,266
Cash and cash equivalents	6,268	6,491
Marketable securities	926	877
Escrows and acquisition deposits	4,116	2,095
Accrued rents and accounts receivable, net of allowance for doubtful accounts	10,735	9,929
Unamortized lease commissions and loan costs	6,422	6,227
Prepaid expenses and other assets	2,226	2,089
Total assets	$545,472	$507,974

LIABILITIES AND EQUITY
Liabilities:
Notes payable	$304,090	$264,277
Accounts payable and accrued expenses	15,113	12,773
Tenants' security deposits	4,037	3,591
Dividends and distributions payable	6,625	6,418
Total liabilities	329,865	287,059
Commitments and contingencies:	—	—
Equity:
Preferred shares, $0.001 par value per share; 50,000,000 shares authorized; none issued and outstanding as of September 30, 2014 and December 31, 2013	—	—
Common shares, $0.001 par value per share; 400,000,000 shares authorized; 22,821,189 and 21,943,700 issued and outstanding as of September 30, 2014 and December 31, 2013, respectively	23	22
Additional paid-in capital	302,483	291,571
Accumulated deficit	(90,289)	(75,721)
Accumulated other comprehensive gain (loss)	42	(54)
Total Whitestone REIT shareholders' equity	212,259	215,818
Noncontrolling interest in subsidiary	3,348	5,097
Total equity	215,607	220,915
Total liabilities and equity	$545,472	$507,974

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(unaudited)
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Property revenues
Rental revenues	$14,811	$12,594	42,623	35,407
Other revenues	4,117	3,697	11,766	9,548
Total property revenues	18,928	16,291	54,389	44,955

Property expenses
Property operation and maintenance	4,157	4,145	11,959	10,558
Real estate taxes	2,635	2,673	7,196	6,483
Total property expenses	6,792	6,818	19,155	17,041

Other expenses (income)
General and administrative	4,212	2,722	10,751	7,682
Depreciation and amortization	3,998	3,450	11,814	9,783
Interest expense	2,762	2,602	7,583	7,664
Interest, dividend and other investment income	(31)	(26)	(71)	(114)
Total other expense	10,941	8,748	30,077	25,015

Income before loss on disposal of assets and income taxes	1,195	725	5,157	2,899

Provision for income taxes	(74)	(90)	(215)	(227)
Loss on sale or disposal of assets	—	—	(109)	(48)

Net income	1,121	635	4,833	2,624

Less: Net income attributable to noncontrolling interests	18	21	105	91

Net income attributable to Whitestone REIT	$1,103	$614	$4,728	$2,533

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(unaudited)
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Basic Earnings Per Share:
Net income attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.05	$0.04	$0.21	$0.15
Diluted Earnings Per Share:
Net income attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.05	$0.03	$0.21	$0.15

Weighted average number of common shares outstanding:
Basic	22,482	17,036	22,182	16,916
Diluted	22,690	17,331	22,359	17,156

Distributions declared per common share / OP unit	$0.2850	$0.2850	$0.8550	$0.8550

Consolidated Statements of Comprehensive Income

Net income	$1,121	$635	$4,833	$2,624

Other comprehensive gain (loss)

Unrealized gain (loss) on cash flow hedging activities	345	(331)	48	162
Unrealized gain (loss) on available-for-sale marketable securities	(56)	(39)	49	176

Comprehensive income	1,410	265	4,930	2,962

Less: Comprehensive income attributable to noncontrolling interests	26	8	107	103

Comprehensive income attributable to Whitestone REIT	$1,384	$257	$4,823	$2,859

Whitestone REIT and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited) (in thousands)

	Nine Months Ended September 30,
	2014	2013
Cash flows from operating activities:
Net income	$4,833	$2,624
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,814	9,783
Amortization of deferred loan costs	636	823
Amortization of notes payable discount	229	387
Gain on sale of marketable securities	—	(41)
Loss on sale or disposal of assets and properties	109	48
Bad debt expense	1,466	1,431
Share-based compensation	3,024	1,501
Changes in operating assets and liabilities:
Escrows and acquisition deposits	(2,021)	886
Accrued rent and accounts receivable	(2,272)	(2,653)
Related party receivable	—	652
Unamortized lease commissions	(1,121)	(993)
Prepaid expenses and other assets	625	336
Accounts payable and accrued expenses	2,100	(393)
Tenants' security deposits	446	336
Net cash provided by operating activities	19,868	14,727
Cash flows from investing activities:
Acquisitions of real estate	(38,076)	(58,403)
Additions to real estate	(7,416)	(3,925)
Proceeds from sales of marketable securities	—	747
Net cash used in investing activities	(45,492)	(61,581)
Cash flows from financing activities:
Distributions paid to common shareholders	(19,055)	(14,504)
Distributions paid to OP unit holders	(436)	(528)
Proceeds from issuance of common shares, net of offering costs	6,458	4,184
Payments of exchange offer costs	(67)	(23)
Proceeds from notes payable	28,300	47,150
Proceeds from revolving credit facility, net	15,300	73,400
Repayments of notes payable	(4,641)	(57,936)
Payments of loan origination costs	(434)	(1,927)
Repurchase of common shares	(24)	—
Net cash provided by financing activities	25,401	49,816
Net increase (decrease) in cash and cash equivalents	(223)	2,962
Cash and cash equivalents at beginning of period	6,491	6,544
Cash and cash equivalents at end of period	$6,268	$9,506

Whitestone REIT and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS Supplemental Disclosures (unaudited) (in thousands)

	Nine Months Ended September 30,
	2014	2013
Supplemental disclosure of cash flow information:
Cash paid for interest	$6,852	$6,950
Cash paid for taxes	238	237
Non cash investing and financing activities:
Disposal of fully depreciated real estate	$6,111	$194
Financed insurance premiums	$888	$883
Value of shares issued under dividend reinvestment plan	$71	$72
Accrued offering costs	$—	$15
Value of common shares exchanged for OP units	$1,452	$1,132
Change in fair value of available-for-sale securities	$49	$176
Change in fair value of cash flow hedge	$48	$162
Debt assumed with acquisitions of real estate	$—	$11,100
Interest supplement assumed with acquisition of real estate	$—	$932

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share and per unit data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
FFO AND FFO CORE
Net income attributable to Whitestone REIT	$1,103	$614	$4,728	$2,533
Depreciation and amortization of real estate assets	3,975	3,427	11,747	9,716
Loss on disposal of assets	—	—	109	48
Net income attributable to noncontrolling interests	18	21	105	91
FFO	5,096	4,062	16,689	12,388

Non cash share-based compensation expense	1,485	834	3,092	1,501
Acquisition costs	365	130	673	612
Rent support agreement payments received	—	91	156	91
FFO Core	$6,946	$5,117	$20,610	$14,592

FFO PER SHARE AND OP UNIT CALCULATION:
Numerator:
FFO	$5,096	$4,062	$16,689	$12,388
Distributions paid on unvested restricted common shares	(54)	(10)	(127)	(32)
FFO excluding amounts attributable to unvested restricted common shares	$5,042	$4,052	$16,562	$12,356
FFO Core excluding amounts attributable to unvested restricted common shares	$6,892	$5,107	$20,483	$14,560

Denominator:
Weighted average number of total common shares - basic	22,482	17,036	22,182	16,916
Weighted average number of total noncontrolling OP units - basic	425	577	495	605
Weighted average number of total commons shares and noncontrolling OP units - basic	22,907	17,613	22,677	17,521

Effect of dilutive securities:
Unvested restricted shares	208	295	177	240
Weighted average number of total common shares and noncontrolling OP units - dilutive	23,115	17,908	22,854	17,761

FFO per common share and OP unit - basic	$0.22	$0.23	$0.73	$0.71
FFO per common share and OP unit - diluted	$0.22	$0.23	$0.72	$0.70

FFO Core per common share and OP unit - basic	$0.30	$0.29	$0.90	$0.83
FFO Core per common share and OP unit - diluted	$0.30	$0.29	$0.90	$0.82

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share and per unit data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
PROPERTY NET OPERATING INCOME

Net income attributable to Whitestone REIT	$1,103	$614	$4,728	$2,533
General and administrative expenses	4,212	2,722	10,751	7,682
Depreciation and amortization	3,998	3,450	11,814	9,783
Interest expense	2,762	2,602	7,583	7,664
Interest, dividend and other investment income	(31)	(26)	(71)	(114)
Provision for income taxes	74	90	215	227
Loss on disposal of assets	—	—	109	48
Net income attributable to noncontrolling interests	18	21	105	91
NOI	$12,136	$9,473	$35,234	$27,914